UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 7, 2003
AMERICAN FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)

1-7361 (Commission File Number)	31-0624874 (IRS Employer Identification No.)

One East Fourth Street
Cincinnati, Ohio 45202
(Address of principal executive offices including Zip Code)

Registrant's telephone number, including area code:  (513) 579-2121

TABLE OF CONTENTS

Item 5.  Other Events and Required FD Disclosure

Item 7.  Financial Statements and Exhibits

SIGNATURE
INDEX TO EXHIBITS
EXHIBIT 99.1

Item 5.  Other Events and Required FD Disclosure.

     A copy of the press release issued by American Financial Group, Inc. on October 7, 2003 is furnished herewith on Exhibit 99.1.

Item 7.  Financial Statements and Exhibits.

    Financial statements of business acquired.  Not applicable.

    Pro forma financial information. Not applicable.

    Exhibits.

Exhibit No.	Description

99.1	Press release, dated as of October 7, 2003, relating primarily to an increase in consideration in the proposed merger of American Financial Corporation into American Financial Group, Inc.

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SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registration has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
AMERICAN FINANCIAL CORPORATION

Dated: October 7, 2003	By: Karl J. Grafe_______
Karl J. Grafe
Assistant General Counsel & Assistant Secretary

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INDEX TO EXHIBITS
99.1	Press release, dated as of October 7, 2003, relating primarily to an increase in consideration in the proposed merger of American Financial Corporation into American Financial Group, Inc.

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Exhibit 99.1

AMERICAN FINANCIAL GROUP, INC.

NEWS RELEASE

Date:                October 7, 2003                    Contact:          Anne N. Watson

For Release:    Immediately                           Phone:          (513) 579-6652

                                                                       Web Site:         http://www.amfnl.com

AMERICAN FINANCIAL GROUP, INC.

INCREASES THE CONSIDERATION IN PROPOSED MERGER

WITH AMERICAN FINANCIAL CORPORATION

     (Cincinnati, Ohio) American Financial Group, Inc. (NYSE: AFG) announced today that it and its subsidiary, American Financial Corporation ("AFC"), have agreed to amend their pending merger agreement, to provide for an increase in the consideration to be received by holders of AFC Series J Preferred Stock in the proposed merger.

     Under the amended merger agreement, AFG and AFC will merge, pursuant to which Series J preferred shareholders (representing 21% of AFC's voting securities) will receive $26.00 per share in common stock of AFG, rather than $25.00 per share as contemplated prior to the amendment. The increase followed discussions with two unaffiliated institutional shareholders (who collectively own approximately 325,000 shares of Series J Preferred Stock) and AFC's Special Committee of independent directors. In consideration for the increase in the proposed merger consideration, AFG has an understanding with each of these holders to vote their shares in favor of the merger at AFC's special shareholders meeting to be held on November 20, 2003.

     AFC's Board of Directors has declared the semi-annual dividend of $1.00 per share on the Series J Preferred Stock. The dividend is payable on November 1, 2003 to holders of record on October 15, 2003. The November 1, 2003 dividend on the Series J Preferred Stock will be paid in cash. If the merger is approved, accrued dividends will also be paid in cash, at a rate of $.0055 per day, from November 1, 2003 to the date of the merger.

     As previously reported, it is expected that (i) the conversion of AFC's Series J Preferred Stock to AFG common equity and (ii) the elimination of the deferred tax liabilities associated with AFC's holding of AFG stock, will result in a 12% to 15% increase in AFG shareholders' equity.

     The transaction is subject to approval at the meeting by a majority of the outstanding shares of Series J Preferred Stock and a majority of those shares of Series J Preferred Stock voting on the matter which are not held by certain affiliates of AFG, and certain other conditions. Proxy statements describing the transaction will be mailed in the next several days to holders of AFC Series J Preferred Stock as of the close of business on September 30, 2003.

     A registration statement relating to the shares of common stock of AFG to be issued in the proposed merger has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This (communication) shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State Through the operations of Great American Insurance Group, AFG and AFC are engaged primarily in property and casualty insurance, focusing on specialized commercial products for businesses, and in the sale of annuities, life and supplemental health insurance products.

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Forward Looking Statements

     This press release contains certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this press release not dealing with historical results are forward-looking and are based on estimates, assumptions and projections.

     Actual results could differ materially from those expected by AFG depending on certain factors including but not limited to: changes in economic conditions including interest rates, performance of securities markets, and the availability of capital, regulatory actions, changes in legal environment, judicial decisions and rulings, tax law changes, and other changes in market conditions that could affect AFG's insurance operations.

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